UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2015

CESCA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road

Rancho Cordova, California 95742

(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2015, Cesca Therapeutics Inc. (the “Company”) announced the resignation of the Company’s President, Kenneth L. Harris. Mr. Harris also resigned from the Company’s Board of Directors effective as of September 28, 2015. The Company announced Mr. Harris’ transition in a press released attached hereto as Exhibit 99.1.

In connection with this transition, the Company entered into a General Release and Waiver (the “Agreement”). Pursuant to this Agreement, the Company agreed to pay Mr. Harris 18 months’ severance at his current base salary (the “Severance Payment”). If, on or before December 14, 2015, the Company obtains approval from the California Institute for Regenerative Medicine for a grant in the amount equal to or greater than $10 million and closes a sale of debt or equity securities resulting in gross proceeds of at least $9.5 million, then the Company will accelerate 3 months of the Severance Payment.

In addition, pursuant to the Agreement, Mr. Harris also executed a Consulting Agreement (the “Consulting Agreement”) to provide transitional support services for up to 18 months. The Board granted Mr. Harris a stock option exercisable for up to 270,000 shares of the Company’s Common Stock in consideration for such services. This option is subject to monthly vesting over 18 months and the ongoing performance of services by Mr. Harris. In addition, Mr. Harris will be paid a monthly retainer of $1,000 pursuant to the Consulting Agreement and $250 per hour for services provided in excess of the agreed time commitment.

A copy of the Agreement is attached hereto as Exhibit 10.1 and a copy of the Consulting Agreement is attached hereto as Exhibit 10.2 and each are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          As indicated above, on September 28, 2015, Kenneth L. Harris, the Company’s President and a member of the Company’s Board of Directors resigned from all officer and director positions he held with the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	General Release and Waiver between the Company and Kenneth L. Harris dated September 28, 2015
10.2	Consulting Agreement between the Company and Kenneth L. Harris dated September 28, 2015
99.1	Press release dated September 28, 2015, titled “Ken Harris to Step Down as President of Cesca Therapeutics”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cesca Therapeutics Inc.
a Delaware Corporation

Dated: September 30, 2015	/s/ Michael Bruch
Michael Bruch, Interim Chief Financial Officer